                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   SEPTEMBER 30, 1998
                                                  --------------------


                            PERVASIVE SOFTWARE INC.
--------------------------------------------------------------------------------
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                     000-23043                 74-2693793
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (IRS Employer
   of incorporation)                  File Number)           Identification No.)

8834 Capital of Texas Highway, Austin, Texas                               78759
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code   (512) 794-1719
                                                   -----------------------------



Same
--------------------------------------------------------------------------------
        (Former name or Former Address, if Changed Since Last Report.)

ITEM 5.  OTHER EVENTS.

         On September 30, 1998, Pervasive Software Inc. ("Pervasive" or the "Company") announced that it will commence an offer to purchase for cash all of the outstanding Common Shares of EveryWare Development Inc. ("EveryWare"), an Internet application development and Web-application server provider based in Toronto Canada. The price of the offer is Canadian $1.20 per share. If all the Common Shares are tendered into the offer, the value of the offer is approximately US$9,692,000. The total value of the acquisition, including assumption of outstanding options and warrants, would be approximately US$10,750,000.

         The offer to purchase EveryWare Common Shares is conditional upon, among other things, at least 66 2/3% of the then outstanding Common Shares being tendered. Under the terms of an agreement with Pervasive, certain shareholders of EveryWare, representing more than 50% of EveryWare's outstanding shares, have irrevocably agreed to tender their shares into the Pervasive offer. The Board of Directors of EveryWare has unanimously approved the offer and recommends that shareholders tender their Common Shares into the offer. In addition, EveryWare has agreed not to solicit, encourage or recommend any other offer for its shares.

         An offering circular containing details of the offer is expected to be mailed to all registered holders of Common Shares on or before October 10, 1998. A notice relating to the offer will also be published in the financial press. The offer is expected to expire at 12:00 midnight (local time) on the 21st day following the date of the offer, unless extended.

         The foregoing description is qualified in its entirety by reference to the Support Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Not applicable

         (b)   Not applicable

         (c)   Exhibits:

               Exhibit
               Number      Description
               ------      -----------

               2.1* Support Agreement between Pervasive Software Inc. and EveryWare Development Inc. dated September 30, 1998, including Schedules A and B thereto.

               99.1        Text of Press Release dated September 30, 1998.


----------------
* Pursuant to Item 601(b)(2) of Regulation S-K, the remaining exhibits and schedules to this Support Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PERVASIVE SOFTWARE INC.



Date:  October 6, 1998            By:   /s/ James R. Offerdahl
                                     -------------------------------------------
                                     James R. Offerdahl
                                     Chief Operating Officer and Chief Financial
                                     Officer
                                     (Duly Authorized Officer and Principal
                                     Financial Officer)

                                 EXHIBIT INDEX

Exhibit
Number     Description
------     -----------

2.1* Support Agreement between Pervasive Software Inc. and EveryWare Development Inc. dated September 30, 1998, including Schedules A and B thereto.

99.1       Text of Press Release dated September 30, 1998.



----------------------------
* Pursuant to Item 601(b)(2) of Regulation S-K, the remaining exhibits and schedules to this Support Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

                                  EXHIBIT 2.1

                               SUPPORT AGREEMENT
                      (INCLUDING SCHEDULES A & B THERETO)*






------------------------
* Pursuant to Item 601(b)(2) of Regulation S-K, the remaining exhibits and schedules to this Support Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

                                                                     EXHIBIT 2.1

                               SUPPORT AGREEMENT



STRICTLY CONFIDENTIAL

September 30, 1998

EveryWare Development Inc.
6733 Mississauga Road, Seventh Floor
Mississauga, Ontario, Canada
L5N6J5

Attention:        Mr. Daniel A. McKenzie
                  Chairman of the Board


Dear Sirs:

     Pervasive Software Inc., a Delaware corporation ("Pervasive") and its wholly-owned subsidiary ("Offer Sub"), have entered into a letter agreement (the "Lock-Up Agreement") with certain shareholders (individually, a "Seller" and collectively, the "Sellers") which sets out the terms and conditions upon which the Offeror will make an offer on substantially the terms summarized in Schedule A to the Lock-Up Agreement as it may be amended, modified or changed with the prior written consent of EveryWare Development Inc. (the "Corporation") or pursuant to Section 4.2 (collectively, the "Offer") to purchase all of the issued and outstanding shares (the "Shares") of the Corporation. The Lock-Up Agreement also provides, among other things, for the agreement of the Sellers not to solicit expressions of interest for or assist or encourage competing offers for the Shares and to deposit irrevocably and unconditionally under the Offer all of the Seller's Shares, and sets out the obligations and commitments of the Sellers in connection therewith. Offer Sub and Pervasive are referred to herein together as the "Offeror."

     This letter agreement (the "Agreement") sets out the terms and conditions of the agreement by the Corporation, among other things, to recommend that the holders of the Shares accept the Offer and agrees not to solicit expressions of interest for or assist or encourage competing offers for the Shares and the representations and warranties to the Offeror from the Corporation and other obligations and commitments of the Corporation in connection with the Offer.

                                   ARTICLE I

                                   THE OFFER

     1.1 The Offeror agrees to make the Offer to purchase 100% of the Shares on the terms and subject to the conditions of this Agreement and the Lock-Up Agreement, a copy of which is appended hereto as Schedule A.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to the Offeror:

             (a) that all of the representations and warranties set out in Schedule B hereto are true and correct as of the date hereof and shall be true and correct at all times while the Offer is outstanding; and

             (b) that the Board of Directors of the Corporation will recommend that the holders of Shares accept the Offer, provided that this Agreement has not been terminated pursuant to Article VII. 2.2 REPRESENTATIONS AND WARRANTIES OF THE OFFEROR. Offer Sub and Pervasive hereby, jointly and severally, represent and warrant that:

     2.2 REPRESENTATIONS AND WARRANTIES OF THE OFFEROR. Offer Sub and Pervasive hereby, jointly and severally, represent and warrant that:

             (a) Offer Sub is a corporation validly existing under the Canada Business Corporations Act (the "BCA") and Pervasive is a corporation validly existing under the laws of the State of Delaware;

             (b) Pervasive and Offer Sub each have all requisite power and authority to enter into this Agreement and to perform their respective obligations hereunder;

             (c) this Agreement, the Lock-Up Agreement and the Offer have been duly authorized by the Boards of Directors of Pervasive and Offer Sub, and upon the due execution and delivery of this Agreement by the Corporation, this Agreement shall be a valid and binding agreement enforceable by the Corporation against the Offeror in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgements and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

             (d) the execution of this Agreement and the consummation of the transactions contemplated hereunder, including the Offer, do not and will not, with notice or lapse of time or both, violate any provision of the charter documents of Offer Sub or Pervasive or any material agreement to which Offer Sub or Pervasive is bound.

                                  ARTICLE III

                         COVENANTS OF THE CORPORATION

     3.1 GENERAL. The Corporation hereby covenants that, provided the terms and conditions herein are complied with, from the date hereof until the earlier of (i) the Offeror having taken up and paid for Shares deposited under the Offer or abandoned the Offer; or (ii) this Agreement having been terminated pursuant to Article 7 hereof, the Corporation will:

             (a) not take any action of any kind which may reduce the likelihood of success of or delay the take up of and payment for Shares deposited under the Offer or the completion of the Offer, including but not limited to any action to continue, solicit, initiate, assist or encourage enquiries, submissions, proposals or offers from any other person, entity or group relating to, and will not participate in any discussions or negotiations regarding or furnish to any other person, entity or group any information with respect to, or otherwise cooperate in any way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to:

                  (i) the direct or indirect acquisition or disposition of all or any Shares or any other securities of the Corporation or its subsidiaries (except from or to the Corporation or one of its subsidiaries in the ordinary course of business or in transactions referred to in section 3.3(a)(ii)); or

                  (ii) any amalgamation, merger, sale (other than a sale in the ordinary course of business consistent with past practice or sales referred to in section 3.3(a)(ii)) of any part of the Corporation's or any of its subsidiaries' assets, take-over bid, plan of arrangement, reorganization, substantial issuer bid, substantial dividend or distribution out of the ordinary course of business, recapitalization, liquidation or winding-up of, reverse take-over or other business combination or similar transaction involving the Corporation or any of its subsidiaries or assets;

The foregoing provisions shall not prevent the Corporation from providing information, as required by law, or making disclosures to the Corporation's Shareholders, as required by law, with respect to any unsolicited submission or proposal regarding a Competing Transaction, if in the opinion of the Corporation's Board of Directors based upon the written advice of counsel such information or disclosures are required by applicable law;

             (b) through its Board of Directors, unanimously and unconditionally, recommend that its shareholders tender Shares to the Offer and as promptly as practicable following the mailing of the Offeror's circular in respect of the Offer, the Board of Directors of the Corporation shall issue and file a directors' circular, including such recommendation, in all jurisdictions where the same is required in accordance with applicable law;

             (c) notify the Offeror forthwith upon becoming aware of any notice of conversion being given in respect of the issue of any Shares or the exercise of any Stock Options (as defined herein) or Warrants, and inform the Offeror of all information (including the identity of the giver thereof) known to it regarding such notice of conversion;

             (d) not, directly or indirectly, bid for or purchase Shares or any right to purchase any such security or attempt to induce any person to purchase any such security or right, other than pursuant to the Offer;

             (e) use its reasonable best efforts to assist the Offeror successfully to complete the transactions contemplated by this Agreement, including cooperating with the

Offeror in making all requisite regulatory filings, and giving evidence in relation thereto, and in mailing or otherwise making the Offer to holders of the Shares;

             (f) provide lists of shareholders of all classes and series of securities of the Corporation prepared by the Corporation or the transfer agent of the Corporation and a list of holders of stock options and any other rights, warrants or convertible securities currently outstanding (with full particulars as to the purchase, exercise or conversion price, vesting and expiry date) prepared by the Corporation (as well as a security position listing from each depositary, including The Canadian Depositary for Securities Limited) and deliver that list to the Offeror within two business days after execution of this Agreement and obtain and deliver to the Offeror thereafter on demand supplemental lists setting out any changes thereto, all such deliveries to be both in printed form and if available in computer-readable format;

             (g) cause the Corporation to execute as of the date hereof the OEM Agreement (the "OEM Agreement") attached hereto as Schedule C; and

             (h) cause each employee of the Corporation to sign an Option Exchange and Proprietary Information and Inventions Agreement of the Offeror conditional upon successful completion of the transactions contemplated by the Offer.

     3.2 ONGOING ACCESS TO INFORMATION. Notwithstanding the pre-agreement investigation of the Corporation conducted by or on behalf of the Offeror, the Corporation shall give the Offeror and their authorized agents reasonable ongoing access during the term of this Agreement, upon reasonable notice to the Corporation, to all of the Corporation's and its subsidiaries' personnel, assets, properties, books, records, agreements and commitments, on terms mutually agreed by the Offeror and the Corporation and shall reasonably cooperate with the Offeror and any such authorized persons in their review and furnish such persons with all material information with respect to the Corporation and its subsidiaries and their ongoing operations and activities as the Offeror or any person authorized by them may reasonably request, provided that the Offeror shall designate an individual or individuals to coordinate such access and further provided that the Offeror shall not unreasonably disrupt the normal business operations of the Corporation or its subsidiaries, and the provisions of the Confidentiality Agreement shall continue to apply, mutatis mutandis, to information received by the Offeror.

     3.3 OPERATION OF BUSINESS. During the period commencing on the date hereof and continuing until the Effective Date (as defined in Section 8.9 of the Lock-Up Agreement) the Corporation agrees (except as expressly contemplated by this Agreement, as provided in the Lock-Up Agreement, or to the extent that the Offeror shall otherwise consent which consent shall not be unreasonably withheld) that it shall:

             (a) not, and shall cause each of its subsidiaries not to, take any action (directly or indirectly) with respect to any of the following, except to the extent necessary to give affect to obligations under this Agreement:

                  (i) any take-over bid for the Shares of the Corporation (other than the Offer), merger, amalgamation, plan of arrangement, reorganization, joint venture, strategic alliance or other business combination or similar transaction involving the Corporation or substantially all of its assets;

                  (ii) any acquisition or disposition of assets or securities in an amount in excess of $25,000, except transactions in the ordinary course of their respective businesses and except for certain transactions specified in writing by the Offeror (the "Permitted Transactions"); subject however to the Offeror's prior approval, which shall not be unreasonably withheld, with respect to any Permitted Transactions and the terms thereof;

                  (iii) any change in its capitalization (including, but not limited to, option grants) and any increase in the amount or maturity of its consolidated borrowings, except that the Corporation may increase borrowings under the existing credit facilities identified in Schedule D only in the ordinary course and as necessary to the operation of its business up to a maximum of $150,000 ("Permitted Borrowings"); provided, however, that the Corporation shall consult with the Offeror prior to incurring any such Permitted Borrowings;

                  (iv) any capital expenditures in an amount in excess of $25,000, except in the ordinary course of their respective businesses;

                  (v) any combination of any or all of the transactions referred to in paragraphs (ii), (iii) and (iv) above which individually do not exceed the permitted amounts but which in the aggregate exceed $50,000, excluding Permitted Transactions and Permitted Borrowings;

                  (vi) declaring or paying any dividend or declaring, authorizing or making any distribution of, on or in respect of any of its securities whether payable in cash, securities or otherwise;

                  (vii) any release or relinquishment not in the ordinary course of business of any material contractual rights;

                  (viii) the amendment of its articles or bylaws, or the issuance or purchase or other acquisition of any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, other than pursuant to the exercise of Stock Options or Warrants;

                  (ix) agreeing or committing to the guarantee of payment of any material indebtedness, other than Permitted Borrowings;

                  (x) instituting, cancelling or modifying any pension plans or other employee benefit arrangements, except as contemplated by this Agreement, with the Offeror's prior written approval which shall not be unreasonably withheld; or

                  (xi) any material change in the business of the Corporation, including product pricing practices and programs, except with the Offeror's prior written approval;

             (b) not, and will not permit any of its subsidiaries to, grant to any officer of the Corporation or any of its subsidiaries any increase in compensation or in severance or termination pay, or enter into any employment agreement with any officer of the Corporation or any subsidiary, other than as contemplated by this Agreement, or hire additional salaried personnel other than the replacement of existing personnel in the ordinary course of business;

             (c) except as otherwise contemplated hereby or in the ordinary course of business, not enter into or amend existing agreements, commitments or contracts which, individually or in the aggregate, are material to the Corporation and its subsidiaries taken as a whole;

             (d) use all reasonable efforts, and cause each of its subsidiaries to use all reasonable efforts, to preserve intact their respective business organizations and goodwill, to keep available the services of their respective officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, customers and others with whom they have business relationships;

             (e) promptly advise the Offeror in writing of any change in the financial condition or operations of the Corporation that is likely to result in a Material Adverse Change and of the occurrence of any Material Adverse Change;

             (f) not, and will cause each of its subsidiaries not to, enter into any transaction or perform any act which might (i) interfere or be inconsistent with the successful completion of the transactions contemplated by this Agreement, including the Subsequent Transaction, (ii) render inaccurate any of the representations and warranties set forth herein if such representations and warranties were made at a date subsequent to such transaction or act and all references to the date hereof were to such later date or (iii) adversely affect the Corporation's ability to perform its covenants and agreements under this Agreement;

             (g) cause the Corporation to assist the Offeror in the negotiations with certain option holders of the Corporation who currently hold outstanding Stock Options which provide for accelerated vesting to modify such vesting provisions prior to the commencement of the Offer and subject to completion of the Offer;

             (h) use best efforts to cause the Warrants, other than the InContext Warrants and the Employee Warrants, to be terminated prior to commencement of the Offer, subject to completion of the Offer;

             (i) assist the Offeror in causing existing Stock Options and Employee Warrants to be replaced by comparable Pervasive Stock Options; and

             (j) cause the Management Sellers to enter into new Management Employment Agreements, in a form acceptable to Offeror to be effective upon consummation of the Offer.

                                  ARTICLE IV

                           COVENANTS OF THE OFFEROR

     4.1 GENERAL. The Offeror hereby covenants to comply with its respective covenants under the Lock-Up Agreement and to use all reasonable best efforts to successfully complete the transactions contemplated by this Agreement and the Lock-Up Agreement in accordance with Section 1.1 of the Lock-Up Agreement, including cooperating with the Corporation in making all requisite regulatory filings, and giving evidence in relation to such filings, and in mailing or otherwise making the Offer to holders of the Shares in accordance with Schedule A to the Lock-Up Agreement and in accordance with all applicable securities laws.

     4.2 MODIFICATION OF OFFER. The Offeror agrees that it will not amend, modify or change the Offer without the prior written consent of the Corporation, which consent shall not be unreasonably withheld (provided, however, that it is agreed that the Corporation is not required to consent to an amendment to the Offer which reduces the consideration payable under the Offer), other than to extend the Offer for a period of up to 90 days from the day of the Offer to permit satisfaction of one or more conditions to the Offer, to increase the consideration under the Offer, waive any conditions to the Offer or comply with the legal obligations of the Offeror with respect to any amendment, modification or change of the Offer. The Offeror shall provide a draft of any proposed amendment, modification or change to the Offer to the Corporation and shall consult with the Corporation with respect to the terms and conditions of such proposed amendment, modification or change of the Offer. The foregoing restrictions shall not apply if the Offeror has been notified or becomes aware of a Competing Transaction.

     4.3 REPLACEMENT OPTIONS. The Offeror agrees that it shall grant replacement options in accordance with the Pervasive stock option plan to all holders of Stock Options and Employee Warrants outstanding after completion of the Offer, providing for terms substantially similar to the terms of the Stock Options and Employee Warrants.

     4.4 OFFERING CIRCULAR. The Offeror shall provide the Corporation with reasonable opportunity to review and comment upon the form and contents of the offering circular to be provided to holders of Shares in connection with the Offer.

     4.5 SUBSEQUENT TRANSACTIONS. If the Offeror takes up and pays for the Shares pursuant to the Offer, then the Offeror shall use reasonable efforts to acquire the balance of the Shares by way of a Subsequent Transaction. For purposes of this Agreement, "Subsequent Transaction" shall mean those transactions to be undertaken by the Offeror after completion of the Offer to accomplish the acquisition of all of the outstanding Shares, and rights to acquire Shares, of the Corporation pursuant to either (i) the compulsory acquisition procedures prescribed by Section 206 of the Canada Business Corporations Act or (ii) a "going private transaction" as construed under applicable securities laws, rules and policies on the basis of a two thirds minority approval (as provided for by Ontario Securities Commission Policy No. 9.1) including a determination by the Ontario Securities Commission excluding votes attaching to the Shares acquired from Sellers in determining such approval. If any Subsequent Transaction requires the approval of the Corporation's shareholders, the Offeror shall take all action necessary in accordance with applicable laws to duly call, give notice of, convene and hold a meeting of the Corporation's shareholders as promptly as practicable to consider and vote upon the Subsequent Transaction.

                                   ARTICLE V

                             COMPETING TRANSACTION

     5.1 The Corporation shall inform the Offeror forthwith upon becoming aware of a Competing Transaction and shall not withdraw or otherwise change its recommendation to support the Offer upon notice of a Competing Transaction. For the purposes hereof "Competing Transaction" means an offer or a proposal made to the Corporation in writing and duly authorized by the board of directors of the person making the offer to purchase or otherwise acquire all or a material portion of the Shares.

                                  ARTICLE VI

                          EXPENSES AND BREAK-UP FEES

     6.1 EXPENSES. Expenses of the Offeror, the Corporation and the Sellers shall be paid in accordance with Section 8.12 of the Lock-Up Agreement.

     6.2 OFFEROR'S FEE. If the transactions contemplated hereby have not been consummated, other than due to the termination of this Agreement by the Corporation under Section 7.1, then the Corporation shall pay or cause to be paid to Offeror a fee (the "Offeror's Break-Up Fee") in an amount equal to U.S.$400,000 if: (a) the Corporation's Board of Directors withdraws, amends or modifies in any manner adverse to the Offeror, its unanimous recommendation in favor of the Offer;

             (b) the Corporation's Board of Directors shall have approved or publicly recommended any other acquisition proposal or Competing Transaction; or
(c) the Offeror terminates this Agreement pursuant to Section 7.2 (d) of this Agreement.

     6.3 EXCLUSIVITY FEE. In addition to the Offeror's Break-Up Fee described in Section 6.2, in the event that the Offer is not consummated (other than due to a termination of by the Corporation under Section 7.1, provided, however, that there is no Competing Transaction prior to such termination), Offeror shall be entitled to an additional fee (the "Exclusivity Fee") if at any time prior to the date that is nine months after the date this Agreement is terminated in accordance with its terms if any of the following is consummated, or agreed to be consummated, with or among a party, entity or group other than the Offeror or any of its affiliates:

             (a) a sale, exchange, transfer or other disposition of greater than 50% of the businesses and assets of the Corporation (other than the transactions referred to in Section 1.2(d)(ii) of this Agreement);

             (b) a merger, amalgamation, arrangement, reorganization or other business combination or similar transaction of or affecting the Corporation or its subsidiaries other than the transactions referred to in paragraph 1.2(d)(ii) of this Agreement; or

             (c) a sale, exchange, transfer or other disposition of all or substantially all the Shares of the Corporation owned by the Sellers other than the transactions referred to in paragraph 1.2(d)(ii) of this Agreement.

     The Exclusivity Fee shall be equal to 75% of the difference between the Offeror's per share purchase price and the per share purchase price (or in the case of a sale of assets or a merger, amalgamation, arrangement reorganization or other business combination, the fair market value of such transaction computed on a per share basis) offered by the party, entity or group other than the Offeror or any of its affiliates multiplied by the total number of outstanding shares of the Corporation. Such fee shall be payable in cash, immediately upon the closing of the other transaction.

     6.4 CORPORATION'S FEE. If the transactions contemplated hereby have not been consummated due to a termination of this Agreement by the Corporation pursuant to Section 7.1(d) of this Agreement, then the Offeror shall pay or cause to be paid to the Corporation a fee (the "Corporation's Break-Up Fee") in an amount equal to U.S.$400,000.

                                 ARTICLE VIII

                                  TERMINATION

     7.1 TERMINATION BY THE CORPORATION. The Corporation, when not in default in the performance of all of its obligations under this Agreement may, without prejudice to any other rights, terminate this Agreement by notice to the Offeror if:

             (a) the Offer has not been made on or before the time provided for in Section 1.1 of the Lock-up Agreement;

             (b) the Offer does not substantially conform or is modified or withdrawn, other than as provided for in Section 4.2 or with the prior written consent of the Corporation, in a manner not to conform with the description in Schedule A to the Lock-Up Agreement;

             (c) shares deposited under the Offer (including the Seller's Shares) have not, for any reason whatsoever, been taken up and paid for on or before the expiry of ten days after the expiry of the Offer; or

             (d) the Offeror breaches this Agreement or the Lock-Up Agreement and has not cured such breach within 10 business days after receipt of written notice of such breach from the Corporation and in any event such breach constitutes a Material Adverse Change.

     7.2 TERMINATION BY THE OFFEROR. The Offeror when not in default in the performance of its obligations under this Agreement may, without prejudice to any other rights, terminate this Agreement by notice to the Corporation if:

             (a) the conditions in Section 1.2 of the Lock-Up Agreement are not satisfied or waived by the Offeror on or prior to the date at which they must make the Offer;

             (b) the conditions in Section 4 of Schedule A to the Lock-Up Agreement are not satisfied or waived by the Offeror on or prior to the Expiration Time;

             (c)  the circumstances entitling the Offeror to payment under
Section 6.2 (a) or (b) are in effect; or

             (d) the Corporation breaches this Agreement and has not cured such breach within 10 business days after receipt of written notice of such breach from the Offeror, and in any event such breach constitutes a Material Adverse Change or has a Material Adverse Effect.

     7.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement pursuant to this Article VII, this Agreement shall be of no further force and effect except for Article VI, and nothing herein shall relieve any party from liability for any breach of this Agreement; provided that if the Corporation becomes obligated to and has paid the fees provided for in Sections
6.2 and 6.3, the Corporation shall have no further liability under this Agreement and if the Offeror becomes obligated and has paid the fees provided for in Section 6.4, Offeror shall have no further liability under this Agreement.

                                 ARTICLE VIII

                                    GENERAL

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties shall survive the consummation of the Offer but only for a period of two years after the date of this Agreement. No investigations made by or on behalf of the Offeror or any of its authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty or covenant made by the Corporation in or pursuant to this Agreement.

     8.2 DISCLOSURE. Except as required by applicable laws or regulations, or as required by any competent governmental, judicial or other authority, or in accordance with the requirements of any stock exchange, neither the Offeror nor the Corporation shall make any public announcement or statement with respect to this Agreement without the approval of the Corporation or the Offeror, as the case may be, which approval shall not be unreasonably withheld. Moreover, the parties agree to consult with each other prior to issuing each public announcement or statement with respect to this Agreement. The Execution of this Agreement and the Lock-Up Agreement shall be promptly announced by joint press release.

     8.3 SHARES. References to "Shares" include any shares into which the Shares may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of the Shares but excluding any dividend permitted to be paid under this Agreement.

     8.4 ASSIGNMENT. The Offeror may assign all or any part of its rights under this Agreement to a direct or indirect wholly-owned subsidiary of the Offeror, but, if such assignment takes place, the Offeror shall continue to be liable to the Corporation for any default in performance by the assignee. This Agreement shall not otherwise be assignable by any party hereto without the consent of the other parties, which consent may be unreasonably withheld.

     8.5     TIME. Time shall be of the essence.

     8.6 CURRENCY. Except where otherwise indicated to the contrary, all sums of money referred to in this Agreement shall mean Canadian dollars.

     8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     8.8 ENTIRE AGREEMENT. This Agreement, together with the Lock-Up Agreement, No Shop Agreement, OEM Agreement and Confidentiality Agreement, constitute the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

     8.9 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

     8.10 DEFINITIONS. For the purposes of this Agreement, unless the context otherwise requires, defined terms in the Lock-Up Agreement shall have the same meaning in this Agreement.

     8.11 SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS. Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Offer, that the Offeror would not make the Offer, and that the Corporation would not agree to facilitate the Offer, unless this Agreement was executed, and accordingly acknowledges and agrees that a breach by a party of any covenants or other commitments contained in this Agreement will cause any of the other parties to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     8.12 NOTICES. Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered or telecopied, in the case of:

                  the Offeror, addressed as follows:

                  Pervasive Software Inc.
                  8834 Capital of Texas Highway, Suite 300
                  Austin, Texas 78759
                  ATTENTION:  PRESIDENT
                  Telephone No.:   (512) 794-1719
                  Telecopier No.:  (512) 794-1778

                  and

                  with a copy to:

                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
                  Menlo Park, CA 94025
                  ATTENTION:  JAY K. HACHIGIAN, ESQ.
                  Telephone No.:   (650) 321-2400
                  Telecopier No.:  (650) 321-2800

                  to the Seller, addressed as follows:

                  EveryWare Development Inc.
                  6733 Mississauga Road, Seventh Floor
                  Mississauga, Ontario, Canada L5N6J5
                  ATTENTION:  PRESIDENT
                  Telephone No.:   (905) 819-1173
                  Telecopier No.:  (905) 819-1172
                  with a copy to:

                  Burstall Ward
                  Suite 3100 Home Oil Tower
                  324-8th Avenue S.W.
                  Calgary, Alberta, Canada T2P222
                  ATTENTION:  DOUGLAS M. STUVE
                  Telephone No.:   (403) 234-3337
                  Telecopier No.:  (403) 266-6016

or to such other address as the relevant party may from time to time advise by notice in writing given pursuant to this section. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or telecopy (if during normal business hours or, if not, the next business day).

     8.13 BUSINESS DAY. A business day for the purpose of this Agreement shall mean any day on which banks in the City of Toronto, Ontario and in the City of Austin, Texas are open for business. If the last day of a period of days is not a business day, the period shall be extended to the next following day which is a business day.

     8.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopied transmission.

                                        Yours truly,

                                        PERVASIVE SOFTWARE INC.


                                        By:
                                           -------------------------------------
                                              President



                                        PERVASIVE ACQUISITION CORPORATION


                                        By:
                                           -------------------------------------
                                              President





Agreed and accepted as of this 30th day of September, 1998.

EVERYWARE DEVELOPMENT INC.



By:
   -------------------------------------
      Daniel A. McKenzie
      Chairman of the Board

                                  SCHEDULE A

                               LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT



STRICTLY CONFIDENTIAL
---------------------

September 25, 1998

Mr. Daniel A. McKenzie
Chairman and Chief Operating Officer and Director
EveryWare Development Inc.
6733 Mississauga Road,  7th Floor
Mississauga, Ontario, Canada
L5N6J5

Dear Sirs:

         This letter agreement (the "Agreement") sets out the terms and conditions upon which a wholly-owned subsidiary ("Offer Sub") of Pervasive Software Inc., a Delaware corporation ("Pervasive"), will make an offer to purchase all of the issued and outstanding shares (the "Shares") of the EveryWare Development Inc. (the "Corporation") on substantially the terms and conditions summarized in Schedule A forming part of this Agreement as it may be amended, modified or changed with the prior written consent of the Corporation or pursuant to Section 4.2 (collectively the "Offer"). Offer Sub and Pervasive are referred to herein together as the "Offeror."

         This Agreement also sets out the terms and conditions of the agreement by those holders of shares set forth on such holder's signature page to this Agreement (individually, a "Seller" and collectively, the "Sellers") to deposit under the Offer the Shares presently owned beneficially by each Seller (the "Sellers' Shares"), and sets out the obligations and commitments of each Seller in connection therewith. For purposes of this Agreement, certain Sellers are designated as "Management Sellers" as identified on Schedule B. In connection with the Offer, the Offeror has entered into a Support Agreement dated of even date herewith with the Corporation (the "Support Agreement").

                                   ARTICLE 1
                                   THE OFFER
                                   ---------

1.1 TIMING. The Offeror agrees to use its reasonable best efforts to commence the Offer for all of the Shares as soon as reasonably practicable (which is currently expected to be by October 7, 1998) but, in any event, not later than October 20, 1998. This Agreement shall terminate if the Offer has not been commenced by October 20, 1998.

1.2 CONDITIONS PRECEDENT. Notwithstanding Section 1.1, the Offeror shall not be required to make the Offer (and the Offeror may, without prejudice to any other rights, by notice to the Seller, terminate this Agreement) if:

      (a) prior to the making of the Offer, (i) any act, action, suit or proceeding shall have been taken before or by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including without limitation, any individual, corporation, firm, group or other entity) in Canada, the United States or elsewhere, whether or not having the force of law, or (ii) any law, regulation, rule or policy shall have been proposed, enacted, promulgated or applied, in the case of
                  (i) or (ii) above:

                  (A) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Shares or the rights of the Offeror to own or exercise full rights of ownership of the Shares;

                  (B) which has resulted in, or if the Offer was consummated would result in, a Material Adverse Change (as such term, and certain other terms used herein, are defined in Section 8.9); or

                  (C)      which would prevent completion of a Subsequent
                           Transaction;

         (b) at the time the Offeror proposes to make the Offer, there exists any prohibition at law (other than those referred to in any of paragraphs 4(b), (c) or (d) in Schedule A hereto) against the Offeror making the Offer or taking up and paying for the Shares under the Offer;

         (c) the Corporation shall not have performed in all respects any of its covenants or complied with any of its agreements to be performed and complied with by it under the Support Agreement or any representation or warranty of the Corporation under the Support Agreement shall not have been, as of the date that the Offer is required to be made pursuant to Section 1.1, true and correct;

         (d) there shall have occurred or arisen (or there shall have been generally disclosed or discovered, if not previously disclosed in the Support Agreement to Offeror), a Material Adverse Change;

         (e) the Corporation and its subsidiaries shall not have taken all steps reasonably requested by the Offeror (other than steps which would have an adverse effect on the Corporation and its subsidiaries' respective businesses if the Offer were not completed) in connection with the Offer, including, without limitation, any steps required up to the date of the Offer to satisfy the regulatory requirements or approvals (domestic or foreign) whether or not mentioned in Section 1.2(c) hereof in order for the Offeror to purchase the Shares;

         (f) any representation or warranty of any Seller in this Agreement shall not have been, as of the date made and as of the date that the Offer is required to be made pursuant to Section 1.1, true and correct and such inaccuracy in the representation and warranty has a Material Adverse Effect; or

      (g) any Seller shall not have performed in all respects any of its covenants or complied with any of its agreements to be performed and complied with by it under this Agreement, and such non-performance has a Material Adverse Effect.

               The foregoing conditions are for the sole benefit of the Offeror, and may be waived by the Offeror in whole or in part at any time and shall be deemed to have been waived by the making of the Offer.

                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

2.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, severally and not jointly, hereby represents and warrants to the Offeror that:

      (a) Incorporation; Authorization. If a Seller is a corporation, it is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Seller has all necessary power, authority, capacity and right, and has received all requisite corporate approvals, to enter into this Agreement and to complete the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding agreement enforceable by the Offeror against the Seller in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

      (b) Ownership of Shares. Each Seller is the sole beneficial owner of such Seller's Shares, and the Seller's Shares constitute all of the Shares owned or controlled, directly or indirectly, by the Seller. The Seller has the exclusive right to dispose of the Seller's Shares as provided in this Agreement and the Seller is not a party to, bound or affected by or subject to, any charter or by-law provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which default would occur as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

      (c) Good Title. The Seller's Shares to be acquired by the Offeror from the Seller and its wholly-owned subsidiaries pursuant to the Offer will be acquired with good and marketable title, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever other than as imposed on Shares identified on Seller's signature page, by the Escrow Agreement dated April 10, 1995 between inter alia certain of the Sellers, the Corporation and Montreal Trust Company of Canada, the Escrow Agreement dated November 7, 1995 between inter alia certain of the Sellers, the Corporation and Montreal Trust Company of Canada, as amended by agreements dated as of November 7, 1995 and March 12, 1996, and the Performance Escrow Agreement dated as of March 12, 1996, as amended, between inter alia certain of the Sellers, the Corporation and Montreal Trust Company of Canada (collectively the "Escrow Agreements") and the rights dated March 18, 1997, April 4, 1997 and July 22, 1997 granted to certain parties to acquire up to 648,494 Shares held by certain Management Sellers as indicated on such Management Sellers' signature page to this Agreement (the "Founders Warrants").

      (d) No Agreements. No person, firm or corporation has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, requisition or transfer from the Seller or its wholly-owned subsidiaries of any of the Seller's Shares, or any interest therein or right thereto, except pursuant to this Agreement and the Founders Warrants.

      (e) Voting. None of the Sellers has previously granted or agreed to grant any ongoing proxy in respect of the Seller's Shares or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to the Seller's Shares.

      (f) Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration of or by, or filing with, or notification to any governmental, administrative or regulatory authority is required to be made or obtained by the Seller in connection with (i) the execution and delivery by the Seller and enforcement against the Seller of this Agreement or (ii) the consummation of any transactions by the Seller provided for herein except for, in either case, those consents referred to in paragraphs 4(b), (c) and (d) of Schedule A hereto (the "Regulatory Approvals"), those required under the Escrow Agreements and the Founders Warrants, and the filing of press releases and material change reports and early warning reports under applicable securities legislation.

      (g) Non-Resident. Except as set forth as on each Seller's signature page to this Agreement, Seller is a resident of Canada for the purposes of the Income Tax Act (Canada).

      (h) Arm's Length Negotiation. The purchase price to be offered under the Offer for the Seller's Shares was determined by the Offeror in circumstances in which the Seller had full knowledge of and access to information concerning the Corporation such that the underlying value of the Corporation was a material factor considered by the Seller in determining whether to accept such purchase price and there were no non-financial factors or other factors peculiar to the Seller which were considered relevant by the Seller in assessing the purchase price to be offered by the Offeror for the Seller's Shares or that would have had the effect of reducing the price that would otherwise have been considered acceptable by the Seller.

2.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT SELLERS. In addition, each of the Management Sellers, severally and not jointly, hereby represents and warrants to the Offeror that:

      (a) Non-Arm's Length Transactions. There does not exist any guarantee or obligation or any agreement, understanding or commitment giving rise to any guarantee or obligation, financial or otherwise, on the part of the Corporation to the Management Seller or any affiliate of the Seller (or any associates or insiders of any of the foregoing) and except for loans described on each Seller's signature page, there are no loans to Seller or any affiliates of the Seller (or any associates or insiders of any of the foregoing) by the Corporation or any of its subsidiaries or associates.

      (b) Disclosure. There is no fact which the Corporation has not disclosed to the Offeror and of which a Management Seller is aware and which has or would reasonably be expected to result in a Material Adverse Change or Material Adverse Effect.

                                    ARTICLE 3

                            COVENANTS OF THE SELLERS
                            ------------------------

3.1 GENERAL. Each of the Sellers, severally and not jointly, hereby covenants that so long as such Seller is obligated to deposit any Shares pursuant to the Offer, is not entitled to withdraw any Shares from the Offer under the terms of this Agreement or is entitled to withdraw Shares from the Offer but has not withdrawn Shares from the Offer and until the Offeror has taken up and paid for the Shares under the Offer or abandoned the Offer, or the terms of this Agreement have been terminated by such Seller pursuant to Section 6.1, the Seller will:

      (a) except as permitted by this Agreement, not take any action of any kind which may reduce the likelihood of success of or delay the take up of and payment for Shares deposited under the Offer, the completion of the Offer or any Subsequent Transaction, including but not limited to any action to continue, solicit, initiate, assist or encourage inquiries, submissions, proposals or offers from any other person, entity or group relating to, and will not continue or participate in any discussions or negotiations regarding or furnish to any other person, entity or group any information with respect to, or otherwise cooperate in any way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to:

               (i) the direct or indirect acquisition or disposition of all or any Shares or any other securities of the Corporation or its subsidiaries, or

               (ii) any amalgamation, merger, sale (other than a sale in the ordinary course of business consistent with past practice or sales referred to in paragraph 1.2(d)(ii) of this Agreement) of any part of the Corporation's or any of its subsidiaries' assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up of, reverse take-over or other business combination or similar transaction involving the Corporation or any of its subsidiaries or assets.

                  Notwithstanding the foregoing, if an individual Seller is also a director of the Corporation, the foregoing provisions shall not prevent such Seller, when acting solely in his role as a director of the Corporation, from providing information, as required by law, or making disclosures to the Corporation's Shareholders, as required by law, with respect to any unsolicited submission or proposal regarding a Competing Transaction, if in the opinion of the Corporation's Board of Directors based upon the written advice of counsel such response or disclosures are required by applicable law;

         (b) notify the Offeror promptly upon becoming aware of a proposal which the Seller reasonably believes, if made in writing, would be an offer or a proposal made to the Corporation in writing and duly authorized by the board of directors of the person making the offer to purchase or otherwise acquire all, or any material portion, of the Shares;

         (c) not option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey the Seller's Shares, or any right or interest therein (legal or equitable), to any person, entity or group or agree to do any of the foregoing;

         (d) not grant or agree to grant any proxy or other right to vote the Seller's Shares, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approval of any kind as to the Seller's Shares;

         (e) not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to the Seller's Shares pursuant to this Section 3.1, including, but not limited to, the sale of any direct or indirect holding company of the Seller or the granting of a proxy on the Shares of any direct or indirect holding company of the Seller which would have, indirectly, the effect prohibited by this Section 3.1;

         (f) exercise the voting rights attaching to the Seller's Shares and otherwise use its best efforts to oppose any proposed action by the Corporation, its shareholders, any of its subsidiaries or any other person: (i) in respect of any amalgamation, merger, sale of the Corporation's or its affiliates' or associates' assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up of, reverse take-over or other business combination or similar transaction involving, the Corporation or any of its subsidiaries other than a Subsequent Transaction, (ii) which might reasonably be regarded as being directed towards or likely to prevent or delay the take up of and payment for Shares deposited under the Offer or successful completion of the Offer or a Subsequent Transaction, or (iii) which could result in a Material Adverse Change;

         (g) use all reasonable commercial efforts to assist the Offeror to successfully complete the transactions contemplated by this Agreement, including using its reasonable commercial efforts to keep the Seller's nominees on the board of directors of the Corporation if requested by the Offeror;

         (i) in the event that the Offeror takes up and pays for the Shares deposited under the Offer and acquires more than 50% of all outstanding Shares, cause its representatives and nominees on the boards of directors of the Corporation and its subsidiaries to resign, at the time and in the manner requested by the Offeror, after the Offeror takes up and pays for the Seller's Shares under the Offer;

         (j) execute such Agreement as may be reasonably requested by the Corporation to effect the termination of any Warrants held by a Seller prior to the commencement of the Offer; and

         (k) not purchase or obtain or enter into any agreement or right to purchase any additional Shares from and including the date hereof until the termination or withdrawal of the Offer.

3.2 ADDITIONAL COVENANTS OF THE MANAGEMENT SELLERS. In addition, each of the Management Sellers, severally and not jointly, hereby covenants that so long as such Management Seller is obligated to deposit any Shares pursuant to the Offer, is not entitled to withdraw any Shares from the Offer under the terms of this Agreement or is entitled to withdraw Shares from the Offer but has not withdrawn Shares from the Offer and until the Offeror has taken up and paid for the Shares under the Offer or abandoned the Offer, or the terms of this Agreement have been terminated by such Management Seller pursuant to Section 6.1, each Management Seller will:

         (a) co-operate (and use their best efforts to cause the Corporation to co-operate) with the Offeror in making all requisite regulatory filings, and giving evidence in relation thereto, and in mailing or otherwise making and successfully completing the Offer and the Subsequent Transaction;

         (b) use its best efforts to cause the Corporation to comply with its covenants, agreements and obligations as contained in the Support Agreement;

         (c) promptly advise the Offeror in writing of any Material Adverse Change known to the Management Seller;

         (d) if a Management Seller is identified by Offeror as an individual who will remain with the Corporation following the completion of the Offer, execute such Agreements as may reasonably be requested by the Corporation to effect the modification of outstanding Stock Options and Employee Warrants in exchange for options to purchase Pervasive common stock on substantially similar terms; and

         (e) execute such Agreements as may reasonably be requested in connection with the Management Employment Agreements.

3.3      PROHIBITION ON EMPLOYMENT AND SOLICITATION.

         (a) During the period of one year immediately following the date hereof, no Management Seller nor any affiliate of any Management Seller will hire any person who is, at the date hereof, an officer or employee of the Corporation, unless such person's employment was terminated by the Corporation after the completion of the Offer;

         (b) During the period of one year immediately following the date hereof, no Management Seller nor any affiliate of any Management Seller will solicit for hire or employment, directly or indirectly, any person who is, at the date hereof, an officer or employee of the Corporation, except for persons whose employment was terminated by the Corporation after the completion of the Offer. For the purposes of this clause, "solicitation" shall not include solicitation of any officer or employee who is solicited:

                  (i) by advertising in a newspaper or periodical of general circulation; or

                  (ii) by an employee of an executive search firm where such solicitation was not encouraged or instructed; and

         (c) During the period of one year immediately following the date hereof, Management Sellers who are also employees of the Corporation shall not become employees, officers, consultants or otherwise with a corporation, partnership or similar entity which competes with the Corporation, except as may be provided to the contrary in the Management Employment Agreements.

                                   ARTICLE 4

                             COVENANTS OF OFFEROR
                             --------------------

4.1 GENERAL. The Offeror Agrees to use its reasonable best efforts to commence the Offer on the terms set forth in Schedule A as provided in Section
1.1. The Offeror hereby covenants to use its reasonable best efforts to successfully complete the transactions contemplated by this Agreement.

4.2 MODIFICATION OF OFFER. The Offeror agrees that it will not amend, modify or change the Offer without the prior written consent of the Seller which consent shall not be unreasonably withheld (provided, however, that it is agreed that Seller is not required to consent to an amendment to the Offer which reduces the consideration under the Offer), other than to (as per Section 4.2 of Support Agreement) increase the consideration under the Offer, waive any conditions to the Offer or comply with the legal obligations of the Offeror with respect to any amendment, modification or change of the Offer.

4.3 REPLACEMENT OPTIONS. The Offeror agrees that it shall grant replacement options in accordance with the Pervasive stock option plan to all holders of Stock Options and Employee Warrants, providing for terms substantially similar to the terms of the Stock Options and Employee Warrants.

4.4 SUBSEQUENT TRANSACTIONS. If the Offeror takes up and pays for the Shares pursuant to the Offer, then the Offeror shall use reasonable efforts to acquire the balance of the Shares by way of a Subsequent Transaction. If any Subsequent Transaction requires the approval of the Corporation's shareholders, the Offeror shall take all action necessary in accordance with applicable laws to duly call, give notice of, convene and hold a meeting of the Corporation's shareholders as promptly as practicable to consider and vote upon the Subsequent Transaction.



                                   ARTICLE 5

                   OFFEROR'S REPRESENTATIONS AND WARRANTIES
                   ----------------------------------------

5.1 REPRESENTATIONS AND WARRANTIES OF THE OFFEROR. Pervasive and Offer Sub, jointly and severally, hereby represent and warrant to the Sellers that:

         (a) Offer Sub is a corporation validly existing under the Canada Business Corporations Act and Pervasive is a corporation validly existing under the laws of the State of Delaware;

         (b) Pervasive and Offer Sub each have all requisite power and authority to enter into this Agreement and to perform their respective obligations hereunder;

         (c) this Agreement, the Support Agreement and the Offer have been duly authorized by the board of directors of Pervasive and, upon the due execution and delivery of this Agreement by a Seller, this Agreement shall be a valid and binding agreement enforceable by such Seller against the Offeror in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgements and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

         (d) the execution of this Agreement and the consummation of the transactions contemplated hereunder, including the Offer, do not and will not, with notice or lapse of time or both, violate any provision of the charter documents of Offer Sub or Pervasive or any material agreement to which Offer Sub or Pervasive is bound.

                                   ARTICLE 6

                              DEPOSIT AND PAYMENT
                              -------------------

6.1 DEPOSIT. Subject to limitations imposed on certain Sellers under the Escrow Agreements or the Founders Warrants, each Seller hereby irrevocably and unconditionally agrees to deposit all of the Seller's Shares, together with a duly completed and executed letter of transmittal, under the Offer. The Seller shall, within 14 days of the date of the Offer, tender all of the Seller's Shares to the Offer in accordance with the terms of the Offer.

6.2 NO WITHDRAWAL. Each Seller hereby irrevocably and unconditionally agrees that neither it nor any person on its behalf will withdraw or take any action to withdraw any of the Seller's Shares deposited under the Offer notwithstanding any statutory rights or other rights under the terms of the Offer or otherwise which it might have, unless this Agreement is terminated in accordance with its terms prior to the taking up of the Seller's Shares under the Offer.

                                   ARTICLE 7

                     TERMINATION BY THE SELLER AND OFFEROR
                     -------------------------------------

7.1 TERMINATION BY SELLERS. Each Seller, when not in default in the performance of its obligations under this Agreement, may, without prejudice to any other rights, terminate its obligations under this Agreement by written notice to the Offeror if:

         (a) the Seller's Shares deposited under the Offer have not, for any reason whatsoever, been taken up and paid for on or before the date the Shares, other than the Sellers' Shares are taken up and paid for under the Offer, and on or before the expiry of ten days after the expiry of the Offer;

         (b)      the Support Agreement has been terminated; or

         (c)      the Offer has been withdrawn.

7.2 TERMINATION BY OFFEROR. The Offeror, when not in default in the performance of its obligations under this Agreement, may, without prejudice to any other rights, terminate this Agreement by notice to the Sellers if:

         (a) the conditions precedent in Section 1.2 hereof are not satisfied or waived by the Offeror on or prior to the date at which it must make the Offer;

         (b) the Seller has not complied with all of its covenants to the Offeror contained herein in and such non-compliance has a Material Adverse Effect;

         (c) the representations and warranties of the Corporation as set forth in the Support Agreement are not true and correct, and such inaccuracy results in a Material Adverse Change or has a Material Adverse Effect;

         (d) the Corporation has not complied with all of its covenants to the Offeror contained in the Support Agreement and such non-compliance has not been cured within 10 business days after receipt of written notice of such non-compliance and in any event such non-compliance results in a Material Adverse Change or has a Material Adverse Effect;

         (e) the conditions in Section 4 of Schedule A hereto are not satisfied or waived by the Offeror on or prior to the Expiration Time (as defined in Schedule A hereto); or

         (f)      the circumstances entitling the Offeror to payment pursuant to
                  Article 6 of the Support Agreement have occurred.

7.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement pursuant to this Article 7, this Agreement shall be of no further force and effect. Such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE 8

                                    GENERAL
                                    -------

8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties of Sellers contained in Sections 2.1 (b) - 2.1
(f) hereof, which shall survive indefinitely, the representations and warranties shall not survive the consummation of the Offer. No investigations made by or on behalf of the Offeror or any of their authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty or covenant made by a Seller in or pursuant to this Agreement.

8.2 DISCLOSURE. Except as required by applicable laws or regulations, or as required by any competent governmental, judicial or other authority, or in accordance with the requirements of any stock exchange, the Sellers shall not make any public announcement or statement with respect to this Agreement or the Offer without the prior written approval of the Offeror.

8.3 ASSIGNMENT. This agreement shall not be assignable by any party hereto without the consent of the other parties, which may be unreasonably withheld, provided, however, that the Offeror may assign its rights and obligations under this Agreement to a wholly-owned subsidiary.

8.4      TIME.  Time shall be of the essence.

8.5 CURRENCY. Except where specifically indicated to the contrary, all sums of money referred to in this Agreement shall mean Canadian dollars.

8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8.7 ENTIRE AGREEMENT. This Agreement, including the schedules hereto, constitutes the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

8.8 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

8.9      DEFINITIONS.  For the purposes of this Agreement the terms:

         (a) "affiliates" and "associates" means the persons, corporations and other entities included in the definitions of such term under the Securities Act (Ontario);

         (b) "business day" means any day, other than a Saturday or Sunday, on which chartered banks in the City of Toronto, Ontario and in the City of Austin, Texas, are open for business;

         (c) "Competing Transaction" means a written offer, other than the Offer, made to all holders of the Shares and prepared in accordance with applicable securities laws, whether by way of take-over bid, amalgamation, plan of arrangement, or otherwise, which in the opinion of the board of directors of the Corporation, acting in good faith, would result, directly or indirectly, in holders of Shares receiving consideration with a fair value in excess of the fair market value of the Offer Price.

         (d) "Effective Date" means the date upon which the Offeror takes up and pays for the Shares under the Offer;

         (d) "Employee Warrants" means the 600,000 share purchase warrants outstanding under those certain Share Purchase Warrant Agreements, each entitling the holder thereof to acquire one share of the Corporation at a price of $0.52 until October 31, 1999;

         (e) "InContext Warrants" means the 1,707,067 share purchase warrants outstanding under those certain Share Purchase Warrant Agreements, each entitling the holder thereof to acquire one share of the Corporation at a price of $1.80 until July 1, 1999;

         (g) "Management Employment Agreements" means the agreements with respect to the new employment arrangements to be entered into with the Management Employees (as defined in the Support Agreement) prior to the Offer, such agreements to be effective upon completion of the Offer;

         (h) "Material Adverse Change" means any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights, privileges or prospects of the Corporation or any of its subsidiaries which could reasonably be expected to materially and adversely affect the Corporation or its subsidiaries, provided that a Material Adverse Change shall not include the effect of any sale consented to by the Offeror pursuant to Section 1.2(d)(ii);

         (i) "Material Adverse Effect" shall mean any change, condition, event or development involving a prospective change, condition or event which could reasonably be expected to materially and adversely effect the ability of or prospects for the Offeror completing the Offer or a Subsequent Transaction;

         (j) "material fact", "material change" and "misrepresentation" are used as defined under the Securities Act (Ontario);

         (j) "Shares" shall include any shares into which the Shares may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of the Shares;

         (k) "Stock Options" shall mean those stock options to purchase common stock of the Corporation as set forth in the Disclosure Letter (as defined in the Support Agreement).

         (l) "Subsequent Transaction" shall mean those transactions to be undertaken by the Offeror after completion of the Offer to accomplish the acquisition of all of the outstanding Shares, and rights to acquire Shares, of the Corporation pursuant to either (i) the compulsory acquisition procedures prescribed by
                  Section 206 of the Canada Business Corporations Act or (ii) a "going private transaction" as construed under applicable securities laws, rules and policies on the basis of a two thirds minority approval (as provided for by Ontario Securities Commission Policy No. 9.1) including a determination by the Ontario Securities Commission excluding votes attaching to the Shares acquired from Sellers in determining such approval; and

         (m) "Warrants" shall mean the 100,000 share purchase warrants outstanding under those certain Share Purchase Warrant Agreements, each entitling the holder thereof to acquire one share of the Corporation at a price of $1.65 until November 19, 1998 and the 1,268,500 share purchase warrants outstanding under those certain Special Warrant Certificates, each entitling the holder thereof to acquire one share of the Corporation at a price of $1.65 until March 18, 1999.

For the purposes of this Agreement, if the last day of a period of days is not a business day, the period shall be extended to the next following day which is a business day.

8.10 NOTICES. Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered or telecopied in the case of:

         (a)      the Offeror, addressed as follows:

                        Pervasive Software Inc.
                        8834 Capital of Texas Highway, Suite 300
                        Austin, Texas 78759
                        ATTENTION:  PRESIDENT
                        Telephone No.:  (512) 794-1719
                        Telecopier No.: (512) 794-1778

                  and

                  with a copy to:

                        Gunderson Dettmer Stough Villeneuve Franklin & Hachigian 155 Constitution Drive
                        Menlo Park, CA 94025
                        ATTENTION:  JAY K. HACHIGIAN, ESQ.
                        Telephone No.:  (650) 321-2400
                        Telecopier No.: (650) 321-2800

         (b)      to the Seller, addressed as follows:

                        EveryWare Development Inc.
                        6733 Mississauga Road, Seventh Floor
                        Mississauga, Ontario, Canada L5N6J5
                        ATTENTION:  PRESIDENT
                        Telephone No.:  (905) 819-1173
                        Telecopier No.: (905) 819-1172

                  with a copy to:

                        Burstall Ward
                        Suite 3100 Home Oil Tower
                        324-8th Avenue S.W.
                        Calgary, Alberta, Canada T2P222
                        ATTENTION:  DOUGLAS M. STUVE
                        Telephone No.:  (403) 234-3337
                        Telecopier No.: (403) 266-6016

or to such other address as the relevant party may from time to time advise by notice in writing given pursuant to this section. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or telecopy (if during normal business hours or, if not, the next day).

8.11 SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS. Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Offer, that the Offeror would not make the Offer, and that the Corporation would not agree to facilitate the Offer, unless this Agreement was executed, and accordingly acknowledges and agrees that a breach by a party of any convenants or other commitments contained in this Agreement will cause any of the other parties to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

8.12 EXPENSES. Each of the parties shall pay its legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred, provided, however, that the fees and expenses of the Corporation (including the fees and expenses of Cowen & Company) in excess of U.S.$500,000 in the aggregate shall be deducted from the Aggregate Purchase Price payable to Sellers (as defined in Schedule A attached hereto).

8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopied transmission.

8.14 EFFECTIVENESS. This Agreement shall not be effective until the Support Agreement has been executed by the Corporation and the Offeror.










                           [Intentionally Left Blank]

                             Yours truly,

                             PERVASIVE SOFTWARE INC.



                            By:
                               -----------------------------
                                        President



                            PERVASIVE SOFTWARE CANADA



                            By:
                               -----------------------------
                                        President



Agreed and accepted as of this _______ day of _________, 1998


EVERYWARE DEVELOPMENT INC.


By:
     ------------------------------------
     Daniel A. McKenzie
     Chairman and Chief Operating Officer

Agreed and accepted this ___ day of ________, 1998

SELLER



                                   ---------------------------------------------
                                   ( Print Name of Seller)


                                   ---------------------------------------------
                                   (Signature of Seller or Authorized Signatory)


                                   ---------------------------------------------
                                   (Place of Residency)


                                   ---------------------------------------------
                                   (Print or Type Name and Title if Seller is not an Individual)

                                    Address:
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                   Telephone:
                                             -----------------------------------
                                   Facsimile:
                                             -----------------------------------


                                   ---------------------------------------------
                                   (Number of Shares Held)


                                   ---------------------------------------------
                                   (Number of Shares subject to Founders
                                   Warrants)


                                   ---------------------------------------------
                                   (Number of Shares subject to Escrow
                                   Agreements)


                                   ---------------------------------------------
                                   (Amount of Loan(s) to Seller by the
                                   Corporation, if any)



             PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION
             -----------------------------------------------------

                                  SCHEDULE A

                              TERMS OF THE OFFER
                              ------------------

1. GENERAL TERMS. The Offer shall be made to purchase all of the Shares by way of a take-over bid circular prepared in compliance with the Securities Act (Ontario) and other applicable provincial securities laws and, if necessary, in accordance with the applicable laws of the United States. The Offer shall be made on the terms herein set forth and upon such other terms and conditions as are required by law and shall be open for a period of 21 calendar days or such longer period as may be permitted in the circumstances prescribed in Section 2 below.

2. MAXIMUM OFFER PERIOD. The Offer shall provide that not later than the expiration of 90 calendar days from the day of the Offer, the Offeror shall either:

         (a)       abandon the Offer and return all Shares deposited thereunder;
                   or

         (b) waive any conditions that have not been satisfied, if any, and take up and pay for all Shares deposited under the Offer, including the Shares agreed to be deposited by the Sellers;

provided that, notwithstanding clauses (a) and (b) above,

                   (A) the Offer may be extended by the Offeror from time to time in accordance with its terms and applicable law, and will be extended by the Offeror from time to time until the expiration of not less than 120 calendar days from the date of the Offer (the "Expiration Time") if any requisite regulatory approvals (domestic and foreign) have not been obtained or statutory or regulatory waiting periods (domestic or foreign) have not expired, in each case on terms satisfactory to the Offeror prior to the date on which an extension is made so long as there is a reasonable prospect of the approval being obtained within that period of time; and

                   (B) the Offer may be extended by the Offeror from time to time in the event that the Offeror takes up and pays for all deposited Shares, including the Shares deposited by the Sellers.

         (c) Notwithstanding Section 2 of this Schedule A, the Offeror shall take up and pay for all deposited Shares within 2 (two) business days of the date when all conditions of the Offer contained in Section 4 of this Schedule A are met.

3. PRICE OF THE OFFER. The Offeror shall pay, for each whole Share validly deposited under the Offer and not withdrawn, consideration in the form of $1.18 in cash for each Share.

4. CONDITIONS OF THE OFFER. The Offer shall not be subject to any conditions other than those substantially described as follows:

         (a) not less than 66 2/3% of the then outstanding Shares are validly deposited under the Offer and not withdrawn at the expiration of the Offer;

         (b) the Director under the Competition Act (Canada) has not notified the Offeror that he intends to apply to the Competition Tribunal for an order under Section 92 of such Act in respect of the Transaction, and no proceedings shall have been taken or threatened under the merger provisions of
                   Part VII of such Act in respect of the Transaction;

         (c) any applicable waiting periods under any other competition, merger control or similar law, regulation or other governmental authority (domestic or foreign) having jurisdiction over any party hereto or the Offer or any other transaction contemplated herein shall have expired in respect of such transactions;

         (d) all required domestic or foreign governmental or regulatory approvals relating to the transaction and the purchase of Shares by the Offeror under the Offer (in addition to those referred to in (b) and (c) above and including without limitation those of any federal, provincial and state regulatory body or government office regulating insurance companies, other financial institutions or financial or market intermediaries, any stock exchange or other regulatory authorities in Canada and the United States of America or elsewhere) shall have been obtained or waived on terms satisfactory to the Offeror, other than any such approval which if not obtained would not, in the reasonable opinion of the Offeror, have a material adverse effect on the Corporation, taken as a whole;

         (e) (i) no act, action, suit or proceeding shall have been initiated or taken before or by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law, and (ii) no law, regulation, rule or policy shall have been proposed, enacted, promulgated or applied, in the case of (i) or (ii) above:

                   (A) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Shares or the right of the Offeror to own or exercise full rights of ownership of the Shares; or

                   (B) which has had, or if the Offer was consummated, would result in a Material Adverse Change (as such term, and certain other terms used herein, are defined in Section 8.9); or

                   (C)  which would prevent completion of a Subsequent
                        Transaction.

         (f) at the time the Offeror proposes to take up and pay for the Shares, there does not exist any prohibition at law (other than as referred to in paragraphs (b), (c) or (d) above) against the Offeror taking up and paying for the Shares under the Offer and completing the Subsequent Transaction;

         (g) at the time the Offeror proposes to take up and pay for the Shares, none of the Shares is subject to any restriction on transfer by Seller or any other restrictions, and none of the Sellers is obligated under, any of the Escrow Agreements or the Founders Warrants;

         (h) during the time the Offer is outstanding there shall not have occurred or arisen (or there shall not have been generally disclosed or discovered, if not previously disclosed in the Support Agreement), a Material Adverse Change or a Material Adverse Effect;

         (i) the Corporation and its subsidiaries shall have taken all steps reasonably requested by the Offeror in connection with the Offer (other than such steps which would have an adverse effect on the Corporation's and its subsidiaries' respective business if the Offer were not completed) including, without limitation, any steps required to satisfy the regulatory requirements or approvals (domestic or foreign) whether or not mentioned in this Agreement or the Support Agreement in order for the Offeror to purchase the Shares and complete the Subsequent Transaction;

         (j) any representation or warranty of a Seller in the Agreement shall not be, as of the date on which the Offeror is to take up Shares deposited under the Offer, true and correct or any Seller shall not have performed any of its covenants or complied with any of its agreements to be performed and complied with by it under the Agreement and such inaccuracy or non-performance constitutes a Material Adverse Change or has a Material Adverse Effect; or

         (m) any representation and warranty of the Corporation in the Support Agreement shall not be, true and correct or the Corporation shall not have performed any of its covenants or complied with any of its agreements to be performed and complied with under the Support Agreement and such inaccuracy or non-performance gives rise to a Material Adverse Change or has a Material Adverse Effect.

                   The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances or may be waived by the Offeror acting jointly in their sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which the Offeror may have under the Offer. Any determination by the Offeror concerning the events described above will be final and binding.

                                  SCHEDULE B

                              MANAGEMENT SELLERS



1.      David Hackett

2.      Daniel McKenzie

3.      Donald Whitbeck

4.      1068303 Ontario Ltd.

5.      1069812 Ontario Inc.

6.      Advantage Software Inc.

7.      Greg Hemstreet

8.      Mark Verdun

9.      Robert Arn

10.     Rudy Wolfs

                                  SCHEDULE B

                     REPRESENTATIONS AND WARRANTIES OF THE
                                  CORPORATION


     Subject to the specific disclosures contained in the Disclosure Letter (the "Disclosure Letter") delivered simultaneously with this Agreement by the Corporation, the Corporation hereby represents and warrants to the Offeror that the following are true and correct as of the date hereof and at all times during which the Offer is outstanding.

INCORPORATION AND QUALIFICATION

     Each of the Corporation and its subsidiaries (as defined below) is a corporation duly incorporated, organized, validly subsisting and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly registered, licensed or qualified to carry on business in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such registration, licensing or qualification necessary, unless the failure to be so registered or qualified would not result in a Material Adverse Change. The copies of the Corporation's articles and bylaws which have been furnished to the Offeror reflect all amendments made thereto at any time prior to the execution of the Agreement and are correct and complete. The Corporation is not in default under or in violation of any provision of its articles or bylaws.

CAPITALIZATION

     The authorized capital of the Corporation consists of an unlimited number of Common Shares and unlimited number of Preferred Shares.

     As of the date hereof, 12,291,082 Common Shares and 0 Preferred Shares are issued and outstanding, 1,191,000 Common Shares are reserved for issuance upon the exercise of Stock Options and 2,472,067 Common Shares are reserved for issuance upon the exercise of Warrants. 53,846 Common Shares are held by a subsidiary of the Corporation and shall not be delivered into the Offer. The issued and outstanding Shares and the Preferred Shares have been, and the Shares issued upon exercise of the Stock Options and Warrants and upon payment of the exercise price thereof will be, validly authorized and issued, fully paid and non-assessable and free of preemptive rights. The Shares are listed and posted for trading on The Alberta Stock Exchange. There are no other issued and outstanding shares in the capital of the Corporation. No shares are held as treasury stock or by any subsidiary of the Corporation, except as set forth above.

     A schedule of outstanding Stock Options, including the holder and vesting schedule for each Stock Option and a schedule of outstanding Warrants, including the holder and expiry date for each Warrant, other than the InContext Warrants, is set forth in the Disclosure Letter.

     Except for the Stock Options and the Warrants, there are not now, and at the Effective Date there will not be, any outstanding options, warrants or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares in the share capital of the Corporation and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require the Corporation to issue, sell or deliver any shares in its share capital or any securities or obligations convertible into, or exchangeable for, any shares of its share capital. Neither the Corporation nor any of its subsidiaries has outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or that are convertible or exercisable into securities having the right to vote) with holders of Shares or in respect of the election of directors of the Corporation. None of the outstanding shares of the capital stock of the Corporation or of its subsidiaries were issued, and none of the shares of capital stock issuable upon the exercise of the Stock Options or Warrants will be issued, in violation of applicable securities legislation.

SUBSIDIARIES

     The corporations named in the Disclosure Letter as subsidiaries of the Corporation (the "subsidiaries") are the only subsidiaries of the Corporation within the meaning of the BCA and all outstanding shares in the capital of the subsidiaries are beneficially owned directly or indirectly by the Corporation free and clear of all liens and restrictions whatsoever, except restrictions on transfer contained in the constating documents of such subsidiaries.

     All of the issued and outstanding shares in the capital of the subsidiaries are duly authorized, validly issued, fully paid and non-assessable. There are not now, and at the Effective Date there will not be, any outstanding options, warrants or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares in the share capital of such subsidiaries and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require any such subsidiary to issue, sell or deliver any shares in its share capital or any securities or obligations convertible into or exchangeable for, any shares of its share capital.

AUTHORITY, FILINGS

     The Corporation has the corporate power and authority and has received all necessary corporate approvals to enter into this Agreement and the Lock-Up Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and the Lock-Up Agreement have been duly authorized, executed and delivered by the Corporation and constitute valid and binding obligations of the Corporation enforceable by the Offeror against it in accordance with their terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgements and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

     Other than in connection with or in compliance with the provisions, to the extent applicable, of the Competition Act (Canada) (the "Competition Act") or in respect of other regulatory approvals and except for the filing of appropriate notices with the relevant stock exchanges, material change reports and press releases, no other authorization, consent or approval of any agency is necessary for the completion by the Corporation of its obligations under the Agreement, the failure to obtain which, individually or in the aggregate, would result in a Material Adverse Change or have a Material Adverse Effect.

ABSENCE OF CHANGES

     Since June 30, 1997, and except as disclosed in the public disclosure documents filed by the Corporation since June 30, 1997 with the Alberta Securities Commission (the "Public Disclosure Documents"), or as set forth in the financial statements (the "Unaudited Financial Statements") contained in the Disclosure Letter, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, from June 30, 1998 to the date hereof:

             (a) neither the Corporation nor any of its subsidiaries has sold, leased, transferred or assigned, in one or more transactions, any assets, tangible or intangible, outside the ordinary course of business other than transactions which are not material to the Corporation and its subsidiaries taken as a whole, and other than transactions among one or more of the Corporation and its subsidiaries;

             (b) neither the Corporation nor any of its subsidiaries has entered into any agreement, contract, lease or license, in one or more transactions, outside the ordinary course of business other than transactions which are not material to the Corporation or its subsidiaries;

             (c) except for Stock Options that may accelerate by their terms as a result of completion of the Offer (which are identified on the Disclosure Letter) and transactions contemplated by the Agreement, no person (including any of the Corporation and its subsidiaries) has accelerated, terminated, made modifications to, or cancelled any agreement, contract, stock option, lease, or license to which any of the Corporation and its subsidiaries is a party or by which any of them is bound or to which their property is subject outside the ordinary course of business other than transactions which are not material to the Corporation or its subsidiaries;

             (d) neither the Corporation nor any of its subsidiaries has made, any loan to, or any other investment in, any other person other than the Corporation or any of its subsidiaries other than transactions which are not material to the Corporation or its subsidiaries;

             (e) except for Permitted Borrowings and operating furniture and equipment leases, neither the Corporation nor any of its subsidiaries has created, incurred, assumed or guaranteed indebtedness for borrowed money or obligations in respect of capitalized leases;

             (f) except in the ordinary course of business, neither the Corporation nor any of its subsidiaries has granted any license or sublicense of any rights under or with respect to any intellectual property other than to the Corporation or another subsidiary;

             (g) there has been no change made or authorized in the articles or bylaws of the Corporation or of any of its subsidiaries other than changes which are not material to the Corporation or its subsidiaries;

             (h) neither the Corporation nor any of its subsidiaries has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than pursuant to any stock option plan in the ordinary course and other than to the Corporation or another subsidiary;

             (i) neither the Corporation nor any of its subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock, other than in the ordinary course or as permitted under this Agreement;

             (j) neither the Corporation nor any of its subsidiaries has entered into any collective bargaining agreement or modified the terms of any such existing agreement;

             (k) except in the ordinary course, neither the Corporation nor any of its subsidiaries has granted any increase in the base compensation of any of its officers or directors; and

             (l) neither the Corporation nor any of its subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, pension or other plan, contract, or commitment (or taken any such action with respect to any other such plan) for the benefit of (i) any of its officers or directors or (ii) any of its other employees outside the ordinary course of business.

ABSENCE OF UNDISCLOSED LIABILITIES

     Other than as disclosed in the Unaudited Financial Statements, neither the Corporation nor any of its subsidiaries has any material liabilities or obligations of any nature (whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes).

SECURITIES LAW FILINGS

     The Corporation has filed all information or proxy circulars, reports and other documents required to be filed by it pursuant to applicable securities legislation. The Corporation has provided to the Offeror copies of the Public Disclosure Documents requested by the Offeror relating to the Corporation and all of the Corporation's information or proxy circulars, reports and other documents filed by the Corporation since March 12, 1996 pursuant to applicable securities legislation (collectively, the "Securities Reports"). Each Securities Report was, as of the date of filing such report, in compliance in all material respects with all applicable requirements of securities legislation and none of the Securities Reports, as of their respective filing dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

NO CONFLICT

     Subject to compliance with the Competition Act and in respect of other regulatory approvals, the execution and delivery of the Agreement by the Corporation does not, and the performance of the Agreement by the Corporation and the consummation by it of the transactions contemplated in the Agreement shall not:

             (a) conflict with or violate the articles or bylaws or equivalent organizational documents of the Corporation or any subsidiary;

             (b) conflict with or violate any law, rule, permit, order, judgement or decree applicable to the Corporation or any of its subsidiaries or by which any of their respective properties is bound or affected, the conflict with which or violation of which would result in a Material Adverse Change or have a Material Adverse Effect;

             (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Corporation or any of its subsidiaries pursuant to any note, bond, mortgage, indenture or other similar contract, agreement or instrument relating to indebtedness for borrowed money (the "Debt Agreements") to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries or any of their respective properties is bound or affected; or

             (d) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of or result in the creation of a lien on any of the properties or assets of the Corporation or any of its subsidiaries pursuant to, any contract, agreement, lease, licence, permit, franchise or other instrument or obligation (other than the Debt Agreements), to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries or any of their respective properties is bound or affected which breach or default, in any such case, would result in a Material Adverse Change or have a Material Adverse Effect.

COMPLIANCE

     Neither the Corporation nor any of its subsidiaries is in conflict with, or in default (including cross-defaults) or violation of:

             (a)  its articles or bylaws or equivalent organizational documents;

             (b) any law, rule, order, permit, judgement or decree applicable to the Corporation or any of its subsidiaries or by which any one of their respective properties is bound or affected, which conflict, default or violation would result in a Material Adverse Change or have a Material Adverse Effect;

             (c) any Debt Agreement to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries or any of their respective properties is bound or affected; or

             (d) any contract, agreement, lease, licence, permit, franchise or other instrument or obligation (other than the Debt Agreements) to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries or any of their respective properties is bound or affected which conflict, default or violation, in any such case, would result in a Material Adverse Change or have a Material Adverse Effect.

     In particular, and without limiting the generality of the foregoing, the Corporation has complied with the provisions of all applicable securities legislation, except for non compliance that could not reasonably be expected to result in a Material Adverse Change or have a Material Adverse Effect.

FINANCIAL STATEMENTS

     The Corporation has, previously furnished the Offeror with true and complete copies of the Corporation's audited Consolidated Balance Sheet, Income Statement and Changes in Financial Position for the fiscal year ended December 31, 1996 and six months ending June 30, 1997 (the "Audited Financial Statements"). In addition the Unaudited Financial Statements for the fiscal year ended June 30, 1998 are included in the Disclosure Letter. The Audited Financial Statements and the Unaudited Financial Statements present fairly, in all material respects, the consolidated financial position of the Corporation and the results of its operations and its changes in financial position as of the respective dates and for the periods presented therein in conformity with GAAP as in effect on the applicable dates of such financial statements and applied on a consistent basis, except as noted therein and except that the Unaudited Financial Statements may be subject to normal, recurring adjustments that would be made in the course of an audit and that would not be in excess of $150,000 in aggregate and there shall be no audit adjustments as a result of material internal control or revenue recognition deficiencies. The parties agree that any normal, recurring adjustments in excess of $150,000 in the aggregate or any audit adjustment as a result of material internal control or revenue recognition deficiencies shall constitute a Material Adverse Change.

FORECASTS

     The Corporation has provided Offeror with copies of its financial forecasts (the "Forecasts") for the fiscal quarter ended September 30, 1998. The Corporation shall have completed final unaudited financial statements (the "Statements") prepared in conformity with GAAP for the fiscal quarter ended September 30,1998 on or before October 20, 1998. The parties agree that it shall be a Material Adverse Change if the Statements reflect a total revenue (Sales) amount which is less than US$1,000,000.

LITIGATION

     There are no claims, actions, proceedings, suits, investigations, reviews, judgements, or decrees pending or, to the knowledge of the Corporation, threatened against or involving the Corporation or any of its subsidiaries or any of their business, assets or properties before any court or other tribunal or by or before any agency or arbitrator. As of the date hereof neither the Corporation nor any of its subsidiaries nor any of their assets or properties is subject to any judgement, order or decree which was or will result in a Material Adverse Change.

LABOR AND EMPLOYMENT RELATIONS

     Neither the Corporation nor any of its subsidiaries is a party to any written or oral agreement providing for severance or termination payments to any director or officer as a result of the transactions contemplated by the Agreement or any employment agreement with any of its directors or officers. The Corporation has no knowledge that any organizational effort is presently being made or threatened by or on behalf of any labour union with respect to employees of the Corporation or any of its subsidiaries.

BENEFIT PLANS

     With regard to the Corporation, (i) there are no material pension, retirement, profit sharing, bonus, savings, deferred compensation, stock option, purchase or appreciation, health, life insurance, disability, sick pay, severance pay, group insurance or other material employee benefit plans, programmes or arrangements maintained or contributed to by the Corporation or any of its subsidiaries (each such plan, programme or arrangement being referred to herein as a "Plan"), (ii) there are no outstanding violations or defaults thereunder nor any actions, claims, or other proceedings pending or, to the knowledge of the Corporation, threatened with respect to any Plan, (iii) no Plan is currently under a governmental investigation or audit and, to the knowledge of the Corporation, no such investigation or audit is contemplated or under consideration, (iv) each Plan covers only current or former employees of the Corporation and its subsidiaries and their dependents or beneficiaries, (v) no promise or commitment to increase benefits under any Plan or to adopt any additional Plan has been made except as required by law, (vi) no event has occurred which could subject any person or fund to any tax, penalty or fiduciary liability in connection with any Plan, and (vii) there have been no withdrawals of surplus or contributions holidays, except as permitted by law and the terms of the Plans.

PROPERTY

     Each of the Corporation and the subsidiaries has good title to all of its respective material properties and assets (real and personal, tangible and intangible, including leasehold interests) including all the properties and assets reflected in the balance sheets forming part of the Financial Statements, except as indicated in the notes thereto. Neither the Corporation nor any of its subsidiaries has committed a material breach or default under any property lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a material breach or default, nor are there any facts or circumstances that would reasonably indicate that the Company is likely to be in material breach or default thereunder.

CONTRACTS AND COMMITMENTS

     All of the material contracts, agreements and instruments involving payments to, or obligations (contingent or otherwise) of the Corporation or any of its subsidiaries (the "Material Agreements") to which the Corporation or any of its subsidiaries is a party are valid, binding, in full force and effect in all material respects and enforceable by the Corporation or its subsidiaries (as applicable) in accordance with their respective terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgements and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the courts from which they are sought. Each of the Corporation and its subsidiaries has performed its obligations under such Material Agreements in accordance with the terms thereof in all material respects. To the knowledge of the Corporation, no other party is in breach, in any material respect, of any of the Material Agreements. A complete list of the Material Agreements is set forth in the Disclosure Letter.

TAX MATTERS

     Each of the Corporation and the subsidiaries has filed on a timely basis all tax returns required to be filed by it (except if not yet due), has paid all taxes which are due and payable, other than as disclosed in writing to the Offeror, and has made adequate provision in the Financial Statements for the payment of all taxes not then due and payable. Each of them has made adequate and timely installments of taxes for the taxation period ending on or immediately before the Effective Date and all tax returns filed by each of them have been duly and accurately completed as required by law. With respect to any taxation period up to and including the Effective Date for which tax returns have not yet been filed or for which taxes are not yet due and payable, each of them has only incurred liabilities for taxes the ordinary course of its business. All taxes owed by any of the Corporation and its subsidiaries (whether or not shown on any tax return) have been timely withheld, remitted and paid. Each of the Corporation and its subsidiaries has withheld from payments made to its past or present employees, officers and directors, and to non-residents of Canada, the required amount in respect of taxes, and other deductions to be withheld therefrom, and has remitted such withheld amounts to the applicable governmental authority within the required time periods under the applicable legislation.

     Each of the Corporation and its subsidiaries has collected all taxes that it was required to collect and, as of the date hereof all such taxes (of the nature of payroll or sales taxes) have been remitted to the applicable governmental authority.

     Each of the Corporation and its subsidiaries has not received any refund of taxes or any credit against taxes from any relevant taxing authority to which it was not entitled and which has not been returned to any such relevant taxing authority.

     All tax returns have been filed through and including the financial year ended December 31, 1996 and other than for items in dispute, there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any tax return or the payment of any taxes.

     Except as disclosed in writing to the Offeror there is no dispute or claim concerning any tax liability of the Corporation or any of its subsidiaries either: (i) claimed or raised by any agency in writing; or (ii) as to which the Corporation and its subsidiaries has knowledge based upon personal contact with any agent of such agency.

BROKERAGE

     No agent, broker, investment banker, or other or person is or will be entitled to any broker's or finder's fee or other commission or similar fee incurred by the Corporation in connection with any of, or the consummation of any of the transactions contemplated hereby, other than Cowen & Company, the particulars of whose engagement have been provided to the Offeror.

LICENSES

     The Corporation and each of its subsidiaries owns, possesses or has obtained and is in compliance with, all governmental licences, permits, certificates, consents, orders and other authorizations necessary to conduct its businesses as now conducted or as proposed to be conducted, subject to such exceptions which do not result in a Material Adverse Change.

DISCLOSURE DOCUMENTS

     The Public Disclosure Documents in respect of the Corporation are, as of their respective dates, in compliance in all material respects with all applicable securities legislation and the Management Proxy Circular for the 1997 annual meeting of the Corporation and the Annual Information Form of the Corporation for the six-month period ended June 30, 1997 as of their respective dates did not contain any "misrepresentation" within the meaning of the Securities Act (Ontario).

BOOKS AND RECORDS

     The corporate records and minute books of the Corporation and its subsidiaries are maintained in all material respects in accordance with applicable laws and good business practices. There have been no changes in accounting policies of the Corporation and its subsidiaries since June 30, 1997.

INTELLECTUAL PROPERTY

             (a) The Corporation and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Corporation and its subsidiaries as currently conducted, or planned to be conducted (the "Corporation Intellectual Property Rights").

             (b) Neither the Corporation nor any of its subsidiaries are, or will as a result of the execution and delivery of this Agreement or the performance of the Corporation's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Corporation Intellectual Property Rights, or any licenses, sublicenses and other agreements as to which the Corporation or any of its subsidiaries are a party and pursuant to which the Corporation or any of its subsidiaries are authorized to use any third party patents, trademarks or copyrights ("Corporation Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Corporation or any of its subsidiaries, the breach of which would give rise to a Material Adverse Change.

             (c) All patents, registered trademarks, service marks and copyrights which are held by the Corporation or any of its subsidiaries and which are material to the business of the Corporation and its subsidiaries, taken as a whole, are valid and subsisting. The Corporation (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

ENVIRONMENTAL MATTERS

     To the Corporation's best knowledge, except for such matters that, individually or in the aggregate, are not reasonably likely to a Material Adverse Change the Corporation and its subsidiaries have complied with all applicable laws relating to protection of the environment and disposal of toxic agents.

INSURANCE; RISK MANAGEMENT

     All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Corporation or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage (subject to reasonable deductibles, co-insurance and exclusions) for all normal risks incident to the business of the Corporation and its subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to give rise to a Material Adverse Change. The steps taken by the Corporation to manage the various risks incident to the business and operations of the Corporation and its subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to give rise to a Material Adverse Change. The Disclosure Letter contains a list of all insurance policies of the Corporation.

DISCLOSURE

     There is no fact which the Corporation has not disclosed to the Offeror and of which any of its officers, directors or members of senior management is aware and which has or would reasonably be expected to result in a Material Adverse Change.

                                  SCHEDULE C

                                 OEM AGREEMENT

                                  SCHEDULE D


                     CREDIT FACILITIES OF THE CORPORATION



                                    MAXIMUM       DRAWDOWN AS OF
CREDIT FACILITY     LENDER          DRAWDOWN      SEPTEMBER 30, 1998
---------------     ------          --------      ------------------

Factor Agreement    TCE Capital     $250,000      $0.00
                    Corporation

                                  EXHIBIT 99.1


                 TEXT OF PRESS RELEASE DATED SEPTEMBER 30, 1998

                                                                    EXHIBIT 99.1

              PERVASIVE SOFTWARE TO ACQUIRE EVERYWARE DEVELOPMENT
Offers to Purchase Award-winning Internet Technology for New Generation of Zero-
             administration, Web-enabled Data Management Solutions

AUSTIN, TEXAS--OCTOBER 1, 1998--Pervasive Software/(tm)/ Inc. (NASDAQ: PVSW), a leading provider of zero-administration databases, announced today that it will commence an offer to purchase for cash all of the outstanding Common Shares of EveryWare Development Inc. (Alberta Stock Exchange: EVE) at a price of Canadian $1.20 per share. EveryWare is an Internet application development and Web-application server provider based in Toronto, Canada. If all the Common Shares are tendered into the offer, the value of the offer is approximately US$9,692,000. The total value of the acquisition, including assumption of outstanding options and warrants, is approximately US$10,750,000.

EveryWare's award-winning Tango solution provides easy-to-use software for the construction and deployment of Web-application servers. The acquisition will bring these solutions to Pervasive's expanding product line, which includes Pervasive.SQL/(TM)/--a zero-administration database embedded in thousands of packaged client/server software solutions worldwide. The addition of EveryWare's products will enable Pervasive to create a unique class of solutions for easily developing and deploying zero-administration, high-performance, Web-enabled applications. These solutions will also support enterprise databases, including a direct driver for Oracle.

"We believe there is enormous synergy between Pervasive's channel and EveryWare's solutions. Thousands of ISVs and VARs build packaged applications on Pervasive's databases, which are designed for companies with little or no IT support," said Ron Harris, president and CEO of Pervasive. "With the addition of EveryWare's fast, easy-to-use Internet application development and Web application server solutions, Pervasive is poised to deliver a new suite of zero-administration Web servers for data-centric applications."

DELIVERS EASY, ZERO-ADMINISTRATION INTERNET SOLUTIONS

Pervasive will continue to sell and support all of EveryWare's software solutions, which include Tango, a rapid development environment for creating dynamic Web-based business applications, and Bolero, a real-time Internet decision support system that monitors and analyzes Web-site traffic. EveryWare's products have been praised for their technical innovation and ease of use by leading publications, including Application Development Trends, Informationweek, DBMS, InternetWorld, Network Computing, and Web Developer.

"Software vendors need to quickly create Internet applications that are easy to deploy and require little ongoing maintenance," said Daniel McKenzie, chairman and COO of EveryWare. "The acquisition lets Pervasive extend its expertise in zero-administration technologies to deliver turnkey Web capabilities that will serve as the foundation for the next generation of Internet, intranet and mobile computing solutions." "We currently use both EveryWare's Tango and Pervasive's databases in our products" said Terry Hui, CEO of Multiactive Software Inc., the makers of Maximizer. "Combining EveryWare's products with Pervasive's zero-administration database features will allow us to further extend our Internet capabilities while leveraging our business and reseller models."

THE OFFER

The offer to purchase EveryWare Common Shares is conditional upon, among other things, at least 66 2/3% of the then outstanding Common Shares being tendered. Under the terms of an agreement with Pervasive, certain shareholders of EveryWare, representing more than 50% of EveryWare's outstanding shares, have irrevocably agreed to tender their shares into the Pervasive offer. The Board of Directors of EveryWare has unanimously approved the offer and recommends that shareholders tender their Common Shares into the offer. In addition, EveryWare has agreed not to solicit, encourage or recommend any other offer for its shares.

An offering circular containing details of the offer is expected to be mailed to all registered holders of Common Shares on or before October 10, 1998. A notice relating to the offer will also be published in the financial press. The offer is expected to expire at 12:00 midnight (local time) on the 21st day following the date of the offer, unless extended.

ABOUT PERVASIVE

Pervasive Software Inc. is a leading provider of zero-administration embedded database software for the cost-effective deployment and support of packaged client/server, Web enabled and occasionally connected applications. With the inclusion of EveryWare's products, Pervasive expects to become a leading provider of zero-administration, Web-enabled data management solutions. Pervasive.SQL(TM), the company's zero-administration database, is embedded in thousands of leading client/software solutions worldwide. More than 10,000 value-added resellers (VARs) and independent software vendors (ISVs) build packaged applications on Pervasive solutions for environments with little or no IT support. The company's channel-driven approach to selling, marketing, and supporting its products caters to the specific needs of ISVs, VARs, in-house development organizations and the no IT infrastructure business environments they serve.

Headquartered in Austin, Texas, Pervasive Software offers worldwide distribution, with offices in Frankfurt, Paris, London, Brussels, Dublin, Tokyo, and Hong Kong. For more information on Pervasive call (800) 287-4383 or (512) 794-1719, visit us at www.pervasive.com, or email info@pervasive.com.
Pervasive, Pervasive Software, Btrieve, Pervasive.SQL and Z-DBA are trademarks or registered trademarks of Pervasive Software Inc. EveryWare, the EveryWare logo, Tango Enterprise and Bolero are trademarks of EveryWare Development Inc. All other company and product names are trademarks or registered trademarks of their respective companies.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Pervasive's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based upon information available to Pervasive as of the date hereof, and Pervasive assumes no obligation to update any such forward-looking statement. Actual results could differ materially from Pervasive's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the factors and risks discussed in Pervasive's reports filed from time to time with the Securities and Exchange Commission.

FINANCIAL CONTACT:
James R. Offerdahl
Chief Operating Officer & CFO
(512) 794-1719
investor.relations@pervasive.com

PRESS CONTACT:
Bryan Scanlon or Lauren Arnold
Schwartz Communications
781/684-0770
bryans@schwartz-pr.com
laurena@schwartz-pr.com